SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) August 15, 1997
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                      MANHATTAN BEACH HOTEL PARTNERS, L.P.
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              Exact Name of Registrant as Specified in its Charter



      Delaware                     33-17274              95-4201183
      --------                     --------              ----------
     State or other               Commission            IRS Employer
jurisdiction of incorporation     File Number         Identification No.


3 World Financial Center, 29th Floor
New York, NY Attn.: Andre Anderson                          10285
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Address of principal executive offices                     Zip Code


Registrant's telephone number, including area code (212) 526-3237
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Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On August 15, 1997, Manhattan Beach Hotel Partners, L.P., a Delaware limited partnership ("MBHP"), consummated the sale of its principal asset (the "Sale"), the hotel and golf course and related improvements and personalty located at 1400 Parkview Avenue, Manhattan Beach, California, commonly known as the "Radisson Plaza Hotel and Golf Course" (collectively, the "Hotel"). The Hotel was sold to HMC/Interstate Manhattan Beach, L.P., a Delaware limited partnership ("Buyer"). The Sale was accomplished pursuant to a Purchase and Sale Agreement and Joint Escrow Instructions (the "Purchase Agreement"), dated as of June 30, 1997, between MBHP and Buyer. Pursuant to the Purchase Agreement, the Hotel was sold for $38,250,000 cash, subject to various closing adjustments and prorations. The transaction resulted in a taxable loss on sale of approximately $2.3 million, which will be reflected in the Partnership's statement of operations for the period ending September 30, 1997. As a result of the Sale, the Partnership is expected to dissolve by year-end 1997.





                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                         MANHATTAN BEACH HOTEL PARTNERS, L.P.

                    BY: MANHATTAN BEACH COMMERCIAL PROPERTIES III INC. General Partner


Date:  August 27, 1997

                    BY:  /s/Jeffrey C. Carter
                         --------------------
                         President, Director and
                         Chief Financial Officer